Exhibit 99.1

Aterian Reports Third Quarter 2021 Results

Quarterly Net Revenue Grew 16% Year-Over-Year to $68.1 Million With Positive Adjusted EBITDA

Quarterly Direct Revenue (excluding Wholesale and PPE) Grew 37% Year-Over-Year

Company Optimizing its Supply Chain and Secures Competitive Shipping Rates

NEW YORK, November 8, 2021 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

●	Net revenue grew 16% year over year to $68.1 million, compared to $58.8 million in the third quarter of 2020.
●	Gross margin improved to 50.2% compared to 47.8% in the third quarter of 2020.
●	Contribution margin declined to 12.1% from 19.1% in the third quarter of 2020 mainly as a result of cost increases due to supply chain disruptions.
●	Operating income declined to a loss of $7.5 million, compared to operating income of $0.1 million in the third quarter of 2020.
●

Operating expenses were $41.7 million which is an increase from $28.0 million in the third quarter of 2020. Operating expenses for the third quarter of 2021 include a $4.2 million benefit from the change in fair-value of earn out liabilities.

●

Fixed operating expenses increased as a percentage of net revenue to 11.3% compared to 10.5% in the third quarter of 2020 when excluding non-cash stock-based compensation and amortization of intangibles of $11.4 million in the third quarter of 2021 and $4.9 million in the third quarter of 2020 and $4.2 million benefit from the change in fair-value of potential future performance based earnouts from acquisitions in 2021.

●

Net loss of $(110.6) million, which includes a $(107.0) million loss from extinguishment of debt, a $8.1 million gain from the change in fair value of warrants, and a $(1.4) million gain associated with a derivative liability from our term loan, increased from a net loss of $(0.8) million in the third quarter of 2020.

●	Adjusted EBITDA of $0.7 million decreased compared to $5.1 million in the third quarter of 2020.
●	No new products launched in the third quarter compared to 8 in the third quarter of 2020.
●	Total cash balance at September 30, 2021 decreased by $24.4 million from June 30, 2021 to $37.5 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “This quarter was an all-hands effort to stabilize our business, strengthen our balance sheet and prepare Aterian to pursue our growth trajectory as we approach 2022. In July of this year, the price of shipping containers from China to the United States skyrocketed to over $20,000. This left us in a challenging situation and we were forced to raise prices to offset our costs at the expense of our sales volume and margins. We acted quickly to protect the company and reached an agreement with our lender to reduce our debt while also focusing on negotiations with our logistics partners to secure better shipping rates. Our team put in a tremendous effort to re-engineer our entire 2022 manufacturing and shipping plan. Our logistics team has successfully secured new competitive shipping rates with various partners including Amazon, Flexport and XPO, who have proven to be great partners through these disruptions. Although the risks related to the COVID-19 pandemic and its impact on global supply chains have not subsided, we believe that the work we have done is setting us up to accelerate growth again in 2022 organically and through an expected resumption of our M&A strategy.”

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, November 8, 2021, at 5:00 p.m. Eastern Time.  To access the call, participants from within the U.S. should dial (877) 295-1077 and participants from outside the U.S. should dial (470) 495-9485 and provide the conference ID: 7237999.  Participants may also access the call through a live webcast at  https://ir.aterian.io/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our growth trajectory; the strength of our balance sheet; global supply chain disruptions; our shipping rates; the re-engineering of our 2022 manufacturing and shipping plans; our strategic decisions and defensive moves and the potential for such decisions and moves to address the global supply chain disruptions; our expectations around accelerating growth in 2022 and any resumption of our M&A strategy. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to; those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital (including for PPE products) and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies, our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage and other factors discussed in the “Risk

Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

        ATERIAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2020	September 30, 2021
ASSETS
CURRENT ASSETS:
Cash	$26,718	$37,470
Accounts receivable—net	5,747	9,292
Inventory	31,582	71,273
Prepaid and other current assets	11,111	12,831
Total current assets	75,158	130,866
PROPERTY AND EQUIPMENT—net	169	1,299
GOODWILL—net	47,318	118,619
OTHER INTANGIBLES—net	31,460	67,355
OTHER NON-CURRENT ASSETS	3,349	3,546
TOTAL ASSETS	$157,454	$321,685
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$12,190	$—
Accounts payable	14,856	24,640
Term loan	21,600	—
Seller notes	16,231	8,827
Contingent earn-out liability	1,515	14,886
Accrued and other current liabilities	8,340	18,177
Total current liabilities	74,732	66,530
OTHER LIABILITIES	1,841	379
CONTINGENT EARN-OUT LIABILITY	21,016	16,667
TERM LOANS	36,483	25,454
Total liabilities	134,072	109,030
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 27,074,791 shares outstanding at December 31, 2020; 500,000,000 shares authorized and 50,049,660 shares outstanding at September 30, 2021	3	5
Additional paid-in capital	216,305	635,296
Accumulated deficit	(192,935)	(422,350)
Accumulated other comprehensive income (loss)	9	(296)
Total stockholders’ equity	23,382	212,655
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$157,454	$321,685

See notes to condensed consolidated financial statements.

         ATERIAN, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
NET REVENUE	$58,783	$68,121	$144,212	$184,446
COST OF GOODS SOLD	30,688	33,946	78,218	91,464
GROSS PROFIT	28,095	34,175	65,994	92,982
OPERATING EXPENSES:
Sales and distribution	18,944	32,337	51,472	96,716
Research and development	1,846	2,767	6,578	7,220
General and administrative	7,199	10,843	23,554	31,807
Change in fair value of contingent earn-out liabilities	—	(4,245)	—	(11,949)
TOTAL OPERATING EXPENSES:	27,989	41,702	81,604	123,794
OPERATING INCOME (LOSS)	106	(7,527)	(15,610)	(30,812)
INTEREST EXPENSE—net	934	2,786	3,120	11,877
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY	—	1,360	—	3,254
LOSS ON EXTINGUISHMENT OF DEBT	—	106,991	—	136,763
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	—	(8,134)	—	26,455
LOSS ON INITIAL ISSUANCE OF WARRANT	—	—	—	20,147
OTHER EXPENSE (INCOME)	(23)	5	(4)	43
LOSS BEFORE INCOME TAXES	(805)	(110,535)	(18,726)	(229,351)
PROVISION FOR INCOME TAXES	—	21	46	64
NET LOSS	$(805)	$(110,556)	$(18,772)	$(229,415)
Net loss per share, basic and diluted	$(0.05)	$(3.13)	$(1.18)	$(7.55)
Weighted-average number of shares outstanding, basic and diluted	17,090,050	35,359,999	15,903,517	30,383,375

See notes to condensed consolidated financial statements.

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2021
OPERATING ACTIVITIES:
Net loss	$(18,772)	$(229,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	179	4,757
Provision for sales returns	77	398
Amortization of deferred financing costs and debt discounts	914	7,730
Stock-based compensation	17,472	21,330
Gain from increase of contingent earn-out liability fair value	—	(11,949)
Loss in connection with the change in warrant fair value	—	26,455
Loss on initial issuance of warrant	—	20,147
Loss extinguishment of High Trail December 2020 and February 2021 Term Loan	—	28,240
Loss extinguishment of High Trail April 2021 Term Loan	—	106,991
Loss extinguishment of Credit Facility	—	1,532
Loss from derivative liability discount related to term loan	—	3,254
Allowance for doubtful accounts and other	5	4,597
Changes in assets and liabilities:
Accounts receivable	(7,492)	(3,765)
Inventory	17,235	(27,531)
Prepaid and other current assets	(320)	(7,219)
Accounts payable, accrued and other liabilities	(1,698)	13,999
Cash provided by (used in) operating activities	7,600	(40,449)
INVESTING ACTIVITIES:
Purchase of fixed assets	(33)	(14)
Purchase of Truweo assets	(14,032)	—
Purchase of Healing Solutions assets	—	(15,250)
Purchase of Photo Paper Direct, net of cash acquired	—	(10,583)
Purchase of Squatty Potty assets	—	(19,040)
Cash used in investing activities	(14,065)	(44,887)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	12	9,051
Proceeds from cancellation of warrant	—	16,957
Proceeds from equity offering, net of issuance costs	23,416	36,735
Proceeds from exercise of stock options	—	8,749
Repayment of note payable related to Aussie Health acquisition	(207)	—
Repayments on note payable to Smash	—	(9,254)
Taxes paid related to net settlement upon vesting of restricted common stock	(112)	—
Borrowings from MidCap credit facility	99,508	14,630
Repayments from MidCap credit facility	(108,278)	(28,274)
Repayments from Horizon term loan	(1,000)	—
Deferred financing costs from MidCap credit facility	—	(151)
Repayments for High Trail December 2020 Note and February 2021 Note	—	(59,500)
Repayments for High Trail April 2021 Note	—	(10,139)
Borrowings from High Trail February 2021 Note	—	14,025
Borrowings from High Trail April 2021 Note	—	110,000
Debt issuance costs from High Trail February 2021 Note	—	(1,462)
Debt issuance costs from High Trail April 2021 Note	—	(2,202)
Deferred offering costs	(139)	—
Insurance obligation payments	(2,357)	(2,329)
Insurance financing proceeds	2,660	2,424
Payment for Squatty earnout	—	(3,988)
Capital lease obligation payments	(4)	—
Cash provided by financing activities	13,499	95,272
EFFECT OF EXCHANGE RATE ON CASH	3	(434)
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	7,037	9,502
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	30,789	30,097
CASH AND RESTRICTED CASH AT END OF PERIOD	$37,826	$39,599
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$37,385	$37,470
RESTRICTED CASH—Prepaid and other assets	312	2,000
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$37,826	$39,599

ATERIAN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$2,321	$4,989
Cash paid for taxes	$45	$41
Non-cash consideration paid to contractors	$1,013	$4,032
Amended warrants to equity	$—	$75,826
Non-cash barter exchange of inventory for advertising credits	$889	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Note payable on acquisition of Truweo	$2,455	$—
Original issue discount	$—	$2,475
Fair value of contingent consideration	$—	$20,971
Discount of debt relating to warrants issuance	$—	$50,695
Notes Payable of acquisition	$—	$16,550
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$—	$50,529
Issuance of common stock - debt repayment	$—	$125,562

See notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; and (iv) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), changes in fair-market value of warrant liability, loss on initial issuance of warrant, professional fees and transition fees related to acquisitions, reserve on dispute with a PPE supplier, loss from extinguishment of debt, changes of fair-market value of derivative liability related to the term and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or

•

changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold) and transition costs from acquisitions.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is currently and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

•	general and administrative expense necessary to operate our business;

•	research and development expenses necessary for the development, operation and support of our software platform;

•	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
•	changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold) and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses).   Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. The following table provides a reconciliation of Contribution margin to gross profit, which is the most directly comparable financial measure presented in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Gross Profit	$28,095	$34,175	$65,994	$92,982
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	—	875	—	4,916
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(16,885)	(26,818)	(45,502)	(77,870)
Contribution margin	$11,210	$8,232	$20,492	$20,028
Gross Profit as a percentage of net revenue	47.8%	50.2%	45.8%	50.4%
Contribution margin as a percentage of net revenue	19.1%	12.1%	14.2%	10.9%

Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense.  Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), change in fair-market value of warrant liability, loss on initial issuance of warrant, professional fees and transition costs related to acquisitions, reserve on dispute with a PPE supplier, loss from extinguishment of debt, changes of fair-market value of derivative liability related to the term loan and other expenses, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
	(in thousands, except percentages)		(in thousands, except percentages)
Net loss	$(805)	$(110,556)	$(18,772)	$(229,415)
Add:
Provision for income taxes	0	21	46	64
Interest expense, net	934	2,786	3,120	11,877
Depreciation and amortization	100	1,872	179	4,757
EBITDA	229	(105,877)	(15,427)	(212,717)
Other expense (income), net	(23)	5	(4)	43
Change in fair value of contingent earn-out liabilities	—	(4,245)	—	(11,949)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	—	875	—	4,916
Change in fair market value of warrant liability	—	(8,134)	—	26,455
Derivative liability discount related to term loan	—	1,360	—	3,254
Loss on extinguishment of debt	—	106,991	—	136,763
Loss on initial issuance of warrant	—	—	—	20,147
Professional fees related to acquisitions	—	53	—	1,450
Transition costs from acquisitions	—	130	—	1,314
Professional fees related to Photo Paper Direct acquisition	—	—	—	696
Reserve on dispute with PPE supplier	—	—	—	4,100
Stock-based compensation expense	4,861	9,570	17,472	21,330
Adjusted EBITDA	$5,067	$728	$2,041	$(4,198)
Net loss as a percentage of net revenue	(1.4)%	(162.3)%	(13.0)%	(124.4)%
Adjusted EBITDA as a percentage of net revenue	8.6%	1.1%	1.4%	(2.3)%

We believe each of our products goes through three core phases as follows:

i.

Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a     product may stay in the launch phase on average for 3 months.

ii.

Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.

Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

The following table breaks out our quarterly results of operations by our product phases including our PaaS business line:

	Three months ended September 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$41,598	$5,029	$340	$11,816	$—	$—	$58,783
COST OF GOODS SOLD	19,849	2,753	—	8,086	—	—	30,688
GROSS PROFIT	21,749	2,276	340	3,730	—	—	28,095
OPERATING EXPENSES:
Sales and distribution	11,898	2,023	147	2,875	1,253	748	18,944
Research and development	—	—	—	—	1,068	778	1,846
General and administrative	—	—	—	—	3,864	3,335	7,199

	Three months ended September 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$59,754	$5,336	$67	$2,964	$—	$—	$68,121
COST OF GOODS SOLD (1)	28,313	3,275	—	2,358	—	—	33,946
GROSS PROFIT	31,441	2,061	67	606	—	—	34,175
OPERATING EXPENSES:
Sales and distribution (2)	22,818	2,887	—	1,113	3,075	2,444	32,337
Research and development	—	—	—	—	991	1,776	2,767
General and administrative (3)	—	—	—	—	5,493	5,350	10,843
(1)	Sustain cost of goods sold includes $0.9 million of amortization of inventory step-up from acquisitions
(2)	Fixed costs for sales and distribution includes $0.3m of depreciation and amortization
(3)	Fixed costs for general and administrative includes $1.6m of depreciation and amortization

	Nine months ended September 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$102,549	$16,838	$1,048	$23,777	$—	$—	$144,212
COST OF GOODS SOLD	52,726	9,390	—	16,102	—	—	78,218
GROSS PROFIT	49,823	7,448	1,048	7,675	—	—	65,994
OPERATING EXPENSES:
Sales and distribution	30,178	7,502	364	7,516	4,151	1,761	51,472
Research and development	—	—	—	—	3,347	3,231	6,578
General and administrative	—	—	—	—	11,074	12,480	23,554

	Nine months ended September 30, 2021 (in thousands) (unaudited)
	Sustain	Launch	PaaS	Liquidate/Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$163,466	$12,292	$340	$8,348	$—	$—	$184,446
COST OF GOODS SOLD (4)	74,173	8,191	—	9,100	—	—	91,464
GROSS PROFIT	89,293	4,101	340	(752)	—	—	92,982
OPERATING EXPENSES:
Sales and distribution (5)	67,046	6,415	37	4,359	13,891	4,968	96,716
Research and development	—	—	—	—	3,340	3,880	7,220
General and administrative (6)	—	—	—	—	19,325	12,482	31,807
(4)	Sustain cost of goods sold includes $4.9 million of amortization of inventory step-up from acquisitions
(5)	Fixed costs for sales and distribution includes $0.5m of depreciation and amortization
(6)	Fixed costs for general and administrative includes $4.3m of depreciation and amortization